Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SS&C Technologies Holdings, Inc. of our report dated July 16, 2012 relating to the consolidated financial statements of GlobeOp Financial Services S.A., which appears in SS&C Technologies Holdings, Inc.‘s Current Report on Form 8-K/A dated March 13, 2013.

PricewaterhouseCoopers, Société coopérative

Represented by

/s/ Philippe Piérard

Philippe Piérard

Luxembourg

March 28, 2013